EXHIBIT 32.1

Sarbanes-Oxley Act Section 906 Certification of Michael F. Crowley, Jr.

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Michael F. Crowley, Jr., Chief Executive Officer of SeraCare Life Sciences, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i) the Annual Report on Form 10-K for the fiscal year ended September 30, 2004 of the Company (the “Report) fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 14, 2004

/s/ MICHAEL F. CROWLEY, JR.
Michael F. Crowley, Jr. Chief Executive Officer